Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use of our report on the consolidated financial statements of Young Design, Inc. as of December 31, 2000 and for the year then ended, dated February 27, 2001 and included in the Proxy Statement/Prospectus that is part of the Registration Statement on Form S-4 of YDI Wireless, Inc. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ Reznick Fedder & Silverman

Bethesda, Maryland
December 11, 2003